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EXHIBIT 3.1


                  SECOND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           CHARTER ONE FINANCIAL, INC.


         CHARTER ONE FINANCIAL, INC. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         1. The name of the Corporation is CHARTER ONE FINANCIAL, INC. The date of filing of its original Certificate of Incorporation with the Secretary of State was July 21, 1987. The date of filing of its first Restated Certificate of Incorporation with the Secretary of State was October 1, 1987.

         2. The text of the Certificate of Incorporation as amended or supplemented heretofore is further amended to read as herein set forth in full:

                  FIRST: Corporate Title. The name of the Corporation is Charter One Financial, Inc. (the "Corporation").

                  SECOND: Registered Office. The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, No. 1209 Orange Street, City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

                  THIRD: Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Delaware Corporation Law").

                  FOURTH: A. Authorized Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is two hundred million (200,000,000), of which one hundred eighty million (180,000,000) shall be common stock, par value $.01 per share, and twenty million (20,000,000) shall be preferred stock, par value
         $.01 per share. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of a majority of the stock of the Corporation entitled to vote generally in the election of directors without a vote of holders of preferred stock as a class, except to the extent that any such vote may be required by any resolution providing for the issuance of series of preferred stock.
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                  B. Common Stock. Except as provided in this Article FOURTH (or in any resolution adopted by the Board of Directors pursuant hereto), the holders of the common stock shall exclusively possess all voting power. Except as provided in Article FIFTH and Article SIXTH, each holder of shares of common stock shall be entitled to one vote for each share held by such holder on all matters submitted to a vote of the common stockholders, including the election of directors. There shall be no cumulative voting rights in the election of directors.

                  C. Preferred Stock. The shares of preferred stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly authorized to fix and determine by resolution or resolutions adopted by a majority of the Board, including a majority of the Continuing Directors, the number of shares of each series of preferred stock and the designation thereof; any voting and other powers, preferences, and relative, participating, optional or other special rights, including the number of votes, if any, per share, and such qualifications, limitations or restrictions on any such powers, preferences and rights as shall be stated in the resolution or resolutions providing for the issue of the series. The authority of the Board of Directors with respect to each series of preferred stock shall, without limitation, include the determination, in accordance with the Delaware Corporation Law and to the full extent permitted thereby, of all aspects of any dividend rights, dividend rates, conversion rights and terms, voting rights including the number of votes, if any, per share under various conditions, redemption rights and terms including any sinking fund provisions, redemption price(s) and terms, and rights in the event of liquidation, dissolution or distribution of assets. Subject to any limitations or restrictions stated in the resolution or resolutions of the Board of Directors originally fixing the number of shares constituting a series, the Board of Directors may by resolution or resolutions likewise adopted by a majority of the Board, including a majority of the Continuing Directors, increase or decrease (but not below the number of shares of the series then outstanding) the number of shares of the series subsequent to the issue of shares of that series; and in case the number of shares of any series shall be so decreased, the shares constituting the decrease shall resume that status which they had prior to the adoption of the resolution originally fixing the number of shares.

                  FIFTH: A. Certain Definitions. For purposes of this Certificate of Incorporation:

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                           (i) "Affiliate" and "Associate" shall have the
                  respective meanings ascribed to such terms under Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act") as in effect on the date of the original filing of this Certificate of Incorporation; provided, however, that the Continuing Directors of the Corporation, the officers and employees of the Corporation and its Subsidiaries, the directors of Subsidiaries of the Corporation, the Corporation and its Subsidiaries, the employee benefit plans of the Corporation and its Subsidiaries, entities organized or established by the Corporation or any Subsidiary thereof pursuant to the terms of such plans, and trustees and fiduciaries with respect to such plans acting in such capacity shall not be deemed to be Affiliates or Associates of each other solely by virtue of their being directors, officers, employees or Beneficial Owners of securities of the Corporation or any Subsidiary thereof or by virtue of such Continuing Directors of the Corporation, such officers and employees of the Corporation and its Subsidiaries and such directors of Subsidiaries of the Corporation being fiduciaries or beneficiaries of an employee benefit plan of the Corporation or a Subsidiary of the Corporation.

                           (ii) A Person shall be considered the "Beneficial
                  Owner" of any security (whether or not owned of record):

                                    (a) with respect to which such Person or any
                  Affiliate or Associate of such Person directly or indirectly has or shares (i) voting power, including the power to vote or to direct the voting of such securities and/or (ii) investment power, including the power to dispose of or to direct the disposition of such security;

                                    (b) which such Person or any Affiliate or
                  Associate of such Person has (i) the right or obligation to acquire (whether such right or obligation is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, and/or (ii) the right to vote pursuant to any agreement, arrangement or understanding (whether or not in writing and whether or not such right is exercisable immediately or only after the passage of time); or

                                    (c) which is Beneficially Owned within the
                  meaning of (a) or (b) of this paragraph by any other

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                  Person with which such first-mentioned Person or any of its
                  Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing), with respect to (x) acquiring, holding, voting or disposing of such security or any security convertible into or exchangeable or exercisable for such security, or (y) acquiring, holding or disposing of all or substantially all of the assets or businesses of the Corporation or a Subsidiary of the Corporation.

                  For the purpose only of determining whether a Person is the Beneficial Owner of a percentage specified in this Certificate of Incorporation of the outstanding shares of a class of security, such shares shall be deemed to include any shares of such class of security which may be issuable pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants, options or otherwise and which are deemed to be Beneficially Owned by such Person pursuant to the foregoing provisions of this paragraph.

                           (iii) "Beneficially Owned" or "Beneficial Ownership"
                  with reference to any security shall mean any security as to which a Person is the Beneficial Owner.

                           (iv) "Continuing Director" shall mean any member of
                  the Board of Directors of the Corporation who is not a Related Person or an Affiliate or Associate of a Related Person and who was a member of the Board of Directors prior to the first time that a Person became a Related Person, and any successor to a director if such successor is designated (before his or her initial election as a director) as a Continuing Director by a majority of Continuing Directors who are then members of the Board of Directors. If the total number of Continuing Directors, as defined in the preceding sentence, constitutes less than one-third (1/3) of the members of the Board of Directors then in office, "Continuing Director" shall mean any member of the Board of Directors.

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                           (v) "Person" means any individual, corporation,
                  partnership, bank, association, joint stock company, trust, syndicate, unincorporated organization or similar company, or a group of "persons" acting or agreeing to act together for the purpose of acquiring, holding, voting or disposing of securities of the Corporation, including any group of "persons" seeking to combine or pool their voting or other interests in the securities of the Corporation for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. Notwithstanding the foregoing, no one or more Continuing Directors shall be deemed to be a group of persons acting or agreeing to act together for the purpose of voting securities of the Corporation by virtue of proxies granted to them by a stockholder of the Corporation. In addition, the Continuing Directors of the Corporation, the officers and employees of the Corporation and its Subsidiaries, the directors of Subsidiaries of the Corporation, the employee benefit plans of the Corporation and its Subsidiaries, entities organized or established by the Corporation or any Subsidiary thereof pursuant to the terms of such plans, and trustees and fiduciaries with respect to such plans acting in such capacities shall not be deemed to be a group with respect to their Beneficial Ownership of Voting Stock of the Corporation solely by virtue of their being such directors, officers or employees of the Corporation and its Subsidiaries or by virtue of such Continuing Directors of the Corporation, such officers and employees of the Corporation and its Subsidiaries and such directors of Subsidiaries of the Corporation being fiduciaries or beneficiaries of any employee benefit plan of the Corporation or a Subsidiary of the Corporation.

                           (vi) "Related Person" shall mean any Person (other
                  than the Corporation, Subsidiaries of the Corporation, pension, profit sharing, employee stock ownership or other employee benefit plans of the Corporation and its Subsidiaries, entities organized or established by the Corporation or any Subsidiary of the Corporation pursuant to the terms of such plans and trustees of or fiduciaries with respect to such plans acting in such capacity) that purports, or is deemed, to be the Beneficial Owner of twenty percent (20%) (but for purposes of Article TENTH such percentage shall be ten percent (10%)) or more of the issued and outstanding shares of Voting Stock of the Corporation without giving effect to the provisions of paragraph A of this Article SIXTH. Notwithstanding the foregoing, except as used in Article TENTH, the term "Related Person" shall not include any Person acquiring

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                  Beneficial Ownership of shares of Voting Stock of the
                  Corporation in excess of twenty percent (20%) of the issued and outstanding shares of Voting Stock of the Corporation if
                  (i) the acquisition of Beneficial Ownership of such shares in excess of twenty percent (20%) of the issued and outstanding shares of Voting Stock of the Corporation was approved in advance by a majority of the Continuing Directors, or (ii) Beneficial Ownership of such excess shares was acquired at any time directly from the Corporation or a Subsidiary of the Corporation pursuant to an agreement with the Corporation or a Subsidiary of the Corporation.

                           (vii) "Savings Bank" means Charter One Bank, F.S.B.,
                  Cleveland, Ohio.

                           (viii) "Subsidiary" means any Person a majority of
                  the Voting Stock (after giving effect to any securities convertible into or exchangeable or exercisable for any Voting Stock) of which is owned by the Corporation or by one or more Subsidiaries of the Corporation.

                           (ix) "Voting Stock" of any entity means the then
                  outstanding shares of the entity entitled to vote generally in the election of directors, partners or trustees.

                  B. Determinations by the Continuing Directors. A majority of the Continuing Directors shall have the power to make all determinations, which shall be conclusive and binding, with respect to this Article FIFTH, including, without limitation, (i) the amount of securities Beneficially Owned by any Person, (ii) whether a Person is an Affiliate or Associate of another, (iii) whether a Person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of Beneficial Ownership, (iv) the application of any other definition or operative provision of this Article FIFTH to the given facts, or (v) any other matter relating to the applicability or effect of this Article FIFTH. The Corporation may, by bylaw or by resolution approved by the affirmative vote of a majority of the Continuing Directors, adopt such provisions or resolutions as are necessary to provide for the enforcement of this Article FIFTH which shall be final and conclusive. Any construction, application, or determination made by the Continuing Directors in good faith pursuant to this Article FIFTH shall be conclusive and binding upon the Corporation and its stockholders, including any Related Person. Nothing contained in this Article FIFTH shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

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                  SIXTH: A. Restrictions on Voting Rights. If at anytime there exists a Related Person, the record holders of Voting Stock of the Corporation Beneficially Owned by such Related Person shall have only the voting rights set forth in this Article SIXTH on any matter requiring their vote or consent. With respect to each vote in excess of twenty percent (20%) of the voting power of the outstanding shares of Voting Stock of the Corporation which such record holders would otherwise be entitled to cast without giving effect to this Article SIXTH, the record holders in the aggregate shall be entitled to cast only one hundredth (1/100) of a vote and the aggregate voting power of such record holders, so limited, for all shares of Voting Stock of the Corporation Beneficially Owned by the Related Person shall be allocated proportionately among such record holders. For each such record holder, this allocation shall be accomplished by multiplying the aggregate voting power, as so limited, of the outstanding shares of Voting Stock of the Corporation Beneficially Owned by the Related Person by a fraction whose numerator is the number of votes represented by the shares of Voting Stock of the Corporation owned of record by such record holder (and which are Beneficially Owned by the Related Person) and whose denominator is the total number of votes represented by the shares of Voting Stock of the Corporation Beneficially Owned by the Related Person. A Person who is a record owner of shares of Voting Stock of the Corporation that are Beneficially Owned simultaneously by more than one person shall have, with respect to such shares, the right to cast the least number of votes that such Person would be entitled to cast under this Article SIXTH by virtue of such shares being so Beneficially Owned by any of such Persons.

                  B. Exclusion for Employee Benefit Plans, Directors, Officers, Employees and Certain Proxies. The restriction contained in this Article SIXTH shall not apply to (i) any underwriter or member of an underwriting or selling group involving a public sale or resale of securities of the Corporation or a Subsidiary thereof; provided, however, that upon completion of the sale or resale of such securities, no such underwriter or member of such selling group is a Related Person, or (ii) any proxy granted to one or more Continuing Directors by a stockholder of the Corporation. In addition, the Continuing Directors of the Corporation, the officers and employees of the Corporation and its Subsidiaries, the directors of Subsidiaries of the Corporation, the employee benefit plans of the Corporation and its Subsidiaries, entities organized or established by the Corporation or any Subsidiary thereof pursuant to the terms of such plans and trustees and fiduciaries with respect to such plans acting in such capacity shall not be deemed to be a group with respect

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         to their Beneficial Ownership of Voting Stock of the Corporation solely by virtue of their being directors, officers or employees of the Corporation or a Subsidiary thereof or by virtue of the Continuing Directors of the Corporation, the officers and employees of the Corporation and its Subsidiaries and the directors of Subsidiaries of the Corporation being fiduciaries or beneficiaries of an employee benefit plan of the Corporation or a Subsidiary of the Corporation. Notwithstanding the foregoing, no director, officer or employee of the Corporation or any of its Subsidiaries or group of any of them shall be exempt from the provisions of this Article SIXTH should any such Person or group become a Related Person.

                  C. Determinations by the Continuing Directors. A majority of the Continuing Directors shall have the power to make all determinations, which shall be conclusive and binding, with respect to this Article SIXTH, including, without limitation, (i) the amount of securities Beneficially Owned by any Person, (ii) whether a Person is an Affiliate or Associate of another, (iii) whether a Person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of Beneficial Ownership, (iv) the application of any other definition or operative provisions of this Article SIXTH to the given facts, or (v) any other matter relating to the applicability or effect of this Article SIXTH. The Corporation may, by bylaw or by resolution approved by the affirmative vote of a majority of the Continuing Directors, adopt such provisions or resolutions as are necessary to provide for the enforcement of this Article SIXTH which shall be final and conclusive. Any construction, application, or determination made by the Continuing Directors in good faith pursuant to this Article SIXTH shall be conclusive and binding upon the Corporation and its stockholders, including any Related Person. Nothing contained in this Article SIXTH shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

                  D. Right of Continuing Directors to Demand Certain Information From Related Person. A majority of the Continuing Directors shall have the right to demand that any Person who after reasonable inquiry is believed to be a Related Person or a holder of record of shares of Voting Stock of the Corporation or securities convertible into, or exchangeable or exercisable for, Voting Stock of the Corporation which is believed to be Beneficially Owned by a Related Person, furnish the Corporation with accurate and complete information as to (i) the record owner(s) of all shares or securities Beneficially Owned by such Person who is so believed to be a Related Person, (ii) the number of, and class or series of,


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         shares or securities Beneficially Owned by such Person who is so believed to be a Related Person and held of record by each such record owner and the number(s) of the stock certificate(s) or instrument(s) evidencing such shares or securities, and (iii) any other factual matter relating to the applicability or effect of this Article SIXTH, as may reasonably be requested of such Person, and such Person shall furnish such information within ten days after the receipt of such demand.

                  E. Quorum. Except as otherwise provided by law or expressly provided in this Certificate of Incorporation, the presence, in person or by proxy, of the holders of record of shares of capital stock of the Corporation entitling the holders thereof to cast a majority of the votes (after giving effect, if applicable, to the provisions of Article FIFTH and this Article SIXTH) entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders, and every reference in this Certificate of Incorporation to a majority or other proportion of capital stock (or the holders thereof) for purposes of determining any quorum requirement or any requirement for stockholder consent or approval shall be deemed to refer to such majority or other proportion of the votes (or the holders thereof) then entitled to be cast in respect of such capital stock.

                  SEVENTH: A. Board of Directors. The business and affairs of the Corporation shall be under the direction of a board of directors (the "Board of Directors"), except as provided in this Certificate of Incorporation or in the Bylaws as in effect at the time of the consummation of the conversion of the Savings Bank to a capital stock savings bank and the Savings Bank concurrently becoming a subsidiary of the Corporation. The authorized number of directors shall consist of not less than seven directors nor more than 16 directors. The exact number of directors shall be fixed from time to time pursuant to a resolution adopted by the affirmative vote of a majority of the Continuing Directors, in the manner provided by the Bylaws of the Corporation.

                  B. Election of Directors. The directors of the Corporation shall be divided into three classes: the first class, the second class and the third class. Each director shall serve for a term ending on the third annual meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected to the first class shall serve for a term ending upon the election of directors at the first annual meeting next following the end of the fiscal year 1987, and the directors first elected to the second class shall serve for a term

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         ending upon the election of directors at the second annual meeting next following the end of the fiscal year 1988, and the directors first elected to the third class shall serve for a term ending upon the election of the directors at the third annual meeting next following the end of the fiscal year 1989. At each annual election, commencing at the first annual meeting of stockholders, the successors to the class of directors whose term expires at that time shall be elected by the stockholders to hold office for a term of three years to succeed those directors whose term expires, so that the term of one class of directors shall expire each year. In the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as director of the class of which he is a member until the expiration of his current term, or his prior resignation, disqualification, disability or removal.

                  C. Newly Created Directorships and Vacancies. Any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, an increase in the number of authorized directors or other cause shall be filled only by the affirmative vote of a majority of the Board of Directors, including a majority of the Continuing Directors, although less than a quorum, or by the sole remaining director, or, in the event of the failure of the Board of Directors, or the Continuing Directors or sole remaining director so to act, or if the Continuing Directors so determine, by the stockholders at the next election of directors; provided, however, that if the holders of any class or classes of stock or series thereof of the Corporation, voting separately, are entitled to elect one or more directors, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires. Any increase or decrease in the number of authorized directors may be allocated to any such class as the majority of the Continuing Directors selects in its discretion. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

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                  D. Removal. A director may be removed only for cause as
         determined by the affirmative vote of the holders of at least a majority of the shares entitled to vote generally in the election of directors, which vote may only be taken at the annual meeting or at a meeting of stockholders called expressly for that purpose. Cause for removal shall be deemed to exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction or has been adjudged by a court of competent jurisdiction to be liable for gross negligence or misconduct in the performance of such director's duty to the Corporation. At least thirty (30) days prior to such meeting of stockholders, written notice shall be sent to the director or directors whose removal will be considered at such meeting.

                  EIGHTH: Action by Written Consent. After the consummation of the conversion of the Savings Bank to a capital stock savings bank and the Savings Bank concurrently becoming a Subsidiary of the Corporation, the stockholders of the Corporation shall not be entitled to take action by written consent in lieu of taking such action at an annual or special meeting of stockholders.

                  NINTH: Special Meetings. Special meetings of the stockholders may only be called by a majority of the Board of Directors, including a majority of the Continuing Directors.

                  TENTH: A. Approval of Continuing Directors Required for Certain Business Combinations. Notwithstanding anything to the contrary contained in this Certificate of Incorporation, a Business Combination with or upon a proposal by a Related Person within five years after the date the Related Person became a Related Person (the "Determination Date") shall require the approval of ninety percent (90%) of the holders of the Voting Stock of the Corporation unless such Business Combination or the acquisition of Beneficial Ownership of ten percent (10%) or more of the issued and outstanding Voting Stock of the Corporation was approved prior to the Determination Date by a vote of a majority of the Continuing Directors or such Business Combination meets the conditions of subparagraph B(ii) of this Article TENTH. Certain defined terms used in this Article TENTH are as set forth in paragraph C below.

                  B. Requirements for All Business Combinations with Related Persons. Notwithstanding anything to the contrary contained in this Certificate of Incorporation, a Business Combination with or upon a proposal by a Related Person that does not require the approval of ninety percent (90%) of the holders of the Voting Stock of the Corporation pursuant to paragraph A of this Article TENTH shall be approved only upon

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         the affirmative vote of the holders of at least seventy-five percent
         (75%) of the Voting Stock of the Corporation that is not Beneficially Owned by the Related Person, voting together as a single class at a meeting called for such purpose no earlier than five (5) years after the Determination Date (in addition to any affirmative vote of holders of a class or series of capital stock of the Corporation required by law or by the provisions of this Certificate of Incorporation) unless all of the conditions specified in any one of the following subparagraphs (i), (ii) or (iii) are met:

                           (i) Approval by directors. The Business Combination has been approved by a vote of a majority of the Continuing Directors; or

                           (ii) Combination with Subsidiary. The Business
                  Combination is solely between the Corporation and a Subsidiary of the Corporation and such Business Combination does not have the direct or indirect effect set forth in subparagraph C(i)(e) of this Article TENTH; or

                           (iii) Price and procedural conditions. All of the
                  following conditions have been met:

                                    (a) The aggregate amount of cash and fair
                           market value (as of the date of the consummation of the Business Combination) of consideration other than cash to be received per share of common stock in such Business Combination by holders thereof shall be at least equal to the higher of (x) the highest per share price, including any brokerage commissions, transfer taxes and soliciting dealers' fees (with appropriate adjustments for recapitalizations, stock splits, reverse stock splits and stock dividends) paid by the Related Person for any shares of common stock acquired by it, including those shares acquired by the Related Person before the Determination Date, plus interest at the Treasury Rate, compounded quarterly, from the earliest date on which such highest per share price was paid through the consummation date of the Business Combination, less the aggregate amount of any cash dividends paid and the market value of any dividends paid other than in cash per share of common stock since such earliest date, up to the amount of such interest, or (y) the fair market value of the common stock of the Corporation (as determined by the Continuing Directors) on the date the Business Combination is first proposed (the "Announcement Date").

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                                    (b) The aggregate amount of cash and fair
                           market value (as of the date of the consummation of the Business Combination) of consideration other than cash to be received per share of any class or series of preferred stock in such Business Combination by holders thereof shall be at least equal to the highest of (x) the highest per share price, including any brokerage commissions, transfer taxes and soliciting dealers' fees (with appropriate adjustments for recapitalizations, reclassifications, stock splits, reverse stock splits and stock dividends) paid by the Related Person for any shares of such class or series of preferred stock acquired by it, including those shares acquired by the Related Person before the Determination Date, plus interest at the Treasury Rate, compounded quarterly, from the earliest date on which such highest per share price was paid through the consummation date of the Business Combination, less the aggregate amount of any cash dividends paid and the market value of any dividends paid other than in cash per share of such class or series of stock since such earliest date, up to the amount of such interest, (y) the fair market value of such class or series of preferred stock of the Corporation (as determined by the Continuing Directors) on the Announcement Date or the Determination Date, whichever is higher, and (z) the highest preferential amount per share of such class or series of preferred stock to which the holders thereof would be entitled in the event such shares were redeemed by the Corporation on the Announcement Date, or, if such redemption is not authorized by this Certificate of Incorporation or any resolution authorizing the issuance of such class or series of Preferred Stock, in the event of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (regardless of whether the Business Combination to be consummated constitutes such an event), plus the aggregate amount of any dividends declared or due as to which such holders are entitled prior to payment of dividends on some other class or series of stock (unless the aggregate amount of such dividends is included in such preferential amount).

                                    (c) The consideration to be received by
                           holders of a particular class or series of outstanding common or preferred stock shall be in cash or in the same form as, and upon no less favorable terms than, the Related Person has previously paid for shares of such class or series of stock. If the Related Person has paid for shares of any class or series of stock with varying forms of consideration, the form of consideration given for such series of stock in the Business Combination shall be either cash or the form of consideration used to acquire the largest number of shares of such class or series of stock previously acquired by it.

                                    (d) No Extraordinary Event occurs after the
                           Related Person has become a Related Person and prior to the consummation of the Business Combination, or will occur as a result of or in connection with the Business Combination.

                                    (e) After the Determination Date and prior
                           to the consummation date of the Business Combination, such Related Person has not become the Beneficial Owner of any additional shares of Voting Stock of the Corporation except: (i) as part of the transaction which resulted in such Related Person becoming a Related Person, (ii) as part of a transaction approved in advance by a majority of the Continuing Directors, (iii) by virtue of proportionate stock splits, stock dividends or other distributions of stock in respect of stock not constituting a Business Combination under subparagraph C(i)(e) of this Article TENTH, or (iv) through purchase by such Related Person at any price which, if such price had been paid in an otherwise permissible Business Combination the Announcement Date and consummation date of which were the date of such purchase, would have satisfied the requirements of subparagraphs B(iii)(a), (b) and (c) of this Article TENTH.

                                    (f) A proxy or information statement
                           describing the proposed Business Combination and complying with the requirements of the Exchange Act and the General Rules and Regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) is mailed to public stockholders of the Corporation not less than thirty (30) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required pursuant to the Exchange Act or subsequent provisions) and shall contain at the front thereof in a prominent place the recommendation, if any, of the Continuing

                           Directors as to the advisability or inadvisability of the Business Combination and of any investment banking firm selected by a majority of the Continuing Directors as to the fairness of the Business Combination from the point of view of the stockholders of the Corporation other than the Related Person.

         C.       Certain Definitions.  For purposes of this Certificate of
Incorporation:

                           (i) "Business Combination" shall mean any of the
                  following transactions, when entered into by the Corporation or a Subsidiary of the Corporation with, or upon a proposal by, a Related Person or any Affiliate or Associate thereof:

                                    (a) the acquisition, merger or consolidation
                           of the Corporation or any Subsidiary of the Corporation; or

                                    (b) the sale, lease, exchange, mortgage,
                           pledge, transfer or other disposition (in one or a series of transactions) of any assets of the Corporation or any Subsidiary of the Corporation having an aggregate fair market value of five million dollars ($5,000,000) or more; or

                                    (c) the issuance or transfer by the
                           Corporation or any Subsidiary of the Corporation (in one or a series of transactions) of securities of the Corporation or that Subsidiary having an aggregate fair market value of five million dollars ($5,000,000) or more; or

                                    (d) the adoption of a plan or proposal for
                           the liquidation or dissolution of the Corporation or any Subsidiary of the Corporation; or

                                    (e) the reclassification of securities
                           (including a reverse stock split), recapitalization, consolidation or any other transaction (whether or not involving a Related Person) which has the direct or indirect effect of increasing the voting power, whether or not then exercisable, of a Related Person in any class or series of capital stock of the Corporation or any Subsidiary of the Corporation; or

                                    (f) any agreement, contract or other
                           arrangement providing directly or indirectly for any of the foregoing or any amendment or repeal of this Article TENTH.

                           (ii) "Extraordinary Event" shall mean, as to any
                  Business Combination and Related Person, any of the following events that is not approved by a majority of the Board of Directors, including a majority of the Continuing Directors:

                                    (a) any failure to declare and pay at the
                           regular date thereof any full quarterly dividend (whether or not cumulative) on outstanding preferred stock; or

                                    (b) any reduction in the annual rate of
                           dividends paid on the common stock (except as necessary to reflect any subdivision of the common stock); or

                                    (c) any failure to increase the annual rate
                           of dividends paid on the common stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of the common stock; or

                                    (d) the receipt by the Related Person, after
                           the Determination Date, of a direct or indirect benefit (except proportionately as a stockholder) from any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation or any Subsidiary of the Corporation whether in anticipation of or in connection with the Business Combination or otherwise.

                           (iii) "Treasury Rate" shall mean the per annum
                  average yield to maturity for actively traded marketable United States Treasury fixed interest rate securities (adjusted to constant maturities of five years), as last published by the Board of Governors of the Federal Reserve System prior to the date from which such rate is to be paid or, if not so published, as last published prior to such date by any Federal Reserve Bank or United States Government department or agency selected by a majority of the Continuing Directors.

                           (iv) In the event of any Business Combination in
                  which the Corporation survives, the phrase "consideration other than cash" as used in paragraphs B(iii)(a) and B(iii)(b) of this Article TENTH shall include the shares of common stock and/or the shares of any other class of preferred stock retained by the holders of such shares.

                  D. Determinations by Continuing Directors. A majority of the Continuing Directors shall have the power to make all determinations, which shall be conclusive and binding, with respect to this Article TENTH, including, without limitation, the transactions that are Business Combinations or Extraordinary Events, the persons who are Related Persons, the time at which a Related Person became a Related Person, and the fair market value of any assets, securities or other property, and any other matter relating to the applicability or effect of this Article TENTH.

                  E. Related Persons Not Relieved of Fiduciary Obligations. Nothing contained in this Article TENTH shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

                  ELEVENTH: Criteria for Evaluating Certain Offers. The Board of Directors of the Corporation, when evaluating any offer to (i) make a tender or exchange offer for the common stock of the Corporation, (ii) merge or consolidate the Corporation or any Subsidiary of the Corporation with another institution, or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, may, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its stockholders, give due consideration to all relevant factors, including, without limitation, (u) the social, legal and economic effects of acceptance of such offer on depositors, borrowers and employees of the insured institution Subsidiary or Subsidiaries of the Corporation, and on the communities in which such Subsidiary or Subsidiaries operate or are located, (x) the effects of acceptance of such offer on the ability of such Subsidiary or Subsidiaries to fulfill the objectives of an insured institution under applicable federal statutes and regulations, (y) the consideration being offered in relation to (a) the then current market price for the Corporation's outstanding shares of capital stock, (b) the then current value of the Corporation in a freely negotiated transaction and (c) the Board of Directors' estimate of the future value of the Corporation (including the unrealized value of its properties and assets) as an independent going concern; and (z) such other factors as the directors deem relevant.

                  TWELFTH:  Indemnification.

                  A. Actions, Suits or Proceedings Other than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, partner, member or trustee of another corporation, including, without limitation, any Subsidiary of the Corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees and related disbursements), judgments, fines (including, without limitation, ERISA excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred by such person or on such person's behalf in connection with such action, suit or proceeding and any appeal therefrom, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that, except as provided in paragraph F hereof with respect to proceedings seeking to enforce rights of indemnification, the Corporation shall indemnify such person seeking indemnification with respect to a proceeding (or part thereof) initiated by such person only if such proceeding or part thereof was authorized by a majority of the Continuing Directors. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

                  B. Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the

         Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, partner, member or trustee of another corporation, including, without limitation, any Subsidiary of the Corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys' fees and related disbursements) actually and reasonably incurred by such person or on such person's behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper. Notwithstanding the provisions of this paragraph B, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (except with respect to proceedings seeking to enforce rights to indemnification pursuant to paragraph F), only if such proceeding (or part thereof) was authorized by a majority of the Continuing Directors.

                  C. Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding the other provisions of this Article TWELFTH, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in paragraphs A and B of this Article TWELFTH, or in defense of any claim, issue or matter therein, such person shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by such person or on such person's behalf in connection therewith.

                  D. Determination of Right to Indemnification. Any indemnification under paragraphs A and B of this Article TWELFTH shall be made by the Corporation as authorized in the specific case upon a determination (i) by the Board of Directors by a majority vote of a quorum of the directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, if a majority of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion that indemnification of the person seeking indemnification is proper in the circumstances because he or she has met the applicable standard of conduct set forth in paragraphs A and B of this Article TWELFTH. Should a determination be made by the Corporation hereunder that indemnification is not proper under the circumstances, a court may order the Corporation to make indemnification pursuant to paragraphs A or B of this Article TWELFTH.

                  E. Advance of Costs, Charges and Expenses. Costs, charges and expenses (including attorneys' fees and related disbursements) incurred by a person referred to in paragraphs A or B of this Article TWELFTH in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that, if the Delaware Corporation Law so requires, the payment of such expenses incurred by an officer or director of the Corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including without limitation, service to an employee benefit plan) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article TWELFTH. A majority of the Continuing Directors may, upon approval of an indemnified person, authorize the Corporation's counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

                  F. Procedure for Indemnification: Right of Claimant to Bring Suit. Any indemnification under paragraphs A, B and C, or advance of costs, charges and expenses under paragraph E of this Article TWELFTH, shall be made promptly, and in any event within 60 days (or in the case of any advance of costs, charges and expenses under paragraph E, within 20 days), upon the written request of the person referred to in such paragraphs. The right to indemnification or advances as granted by this Article TWELFTH shall be enforceable by the persons referred to in paragraphs A, B, C and E in any court of competent jurisdiction, if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the applicable time period specified in the preceding sentence hereof. The costs, charges and expenses incurred by a person referred to in paragraph A or B of this

         Article TWELFTH in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under paragraph E of this Article TWELFTH where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in paragraphs A or B of this Article TWELFTH, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in paragraphs A or B of this Article TWELFTH, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors or its independent legal counsel) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  G. Other Rights; Continuation of Right to Indemnification. The indemnification and advancement of expenses provided by this Article TWELFTH shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), bylaw, agreement, vote of stockholder or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, and the indemnification and advancement of expenses provided by this Article TWELFTH shall continue as to a person who has ceased to serve in a capacity referred to in paragraph A or B and shall inure to the benefit of the estate, heirs, executors and administrators of such person. Nothing contained in this Article TWELFTH shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements between the Corporation and directors, officers, employees or agents providing indemnification rights and procedures different from those set forth herein. All rights to indemnification and advancement of expenses under this Article TWELFTH shall be deemed to be a contract between the Corporation and each person referred to in paragraph A or B of this Article TWELFTH who serves or served in such capacity at any time while this Article TWELFTH is in effect. Any repeal or modification of this Article TWELFTH or any repeal or modification of relevant provisions of the Delaware

         Corporation Law or any other applicable laws shall not in any way diminish any rights to indemnification of any person referred to in paragraph A or B of this Article TWELFTH or the obligations of the Corporation arising hereunder with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such modification or repeal.

                  H. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by a majority vote of the disinterested directors, indemnify any employee or agent of the Corporation or any person who is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of any corporation, including, without limitation, any Subsidiary of the Corporation, partnership, joint venture, trust or other enterprise and pay the expenses incurred by any such person in defending any proceeding in advance of its final disposition, to the fullest extent of the provisions of this Article TWELFTH.

                  I. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, partner, member, trustee, employee or agent of another corporation, including, without limitation, any Subsidiary of the Corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against any liability asserted against such person and incurred by such person or on his or her behalf in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article TWELFTH.

                  J. Savings Clause. If this Article TWELFTH or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person referred to paragraph A or B of this Article TWELFTH as to any cost, charge and expense (including attorneys' fees and related disbursements), judgment, fine (including, without limitation, ERISA excise taxes and penalties) and amount paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article TWELFTH that shall not have been invalidated and to the full extent permitted by applicable law.

                  K. Subsequent Legislation. If the Delaware Corporation Law is hereafter amended to further expand the indemnification permitted to persons referred to in paragraphs A and B of this Article TWELFTH, then the Corporation shall indemnify such persons to the fullest extent permitted by the Delaware Corporation Law, as so amended.

                  THIRTEENTH: A. Prevention of Greenmail. Except as set forth in paragraph B of this Article THIRTEENTH, in addition to any affirmative vote of stockholders required by law or this Certificate, any direct or indirect purchase or other acquisition by the Corporation of any Equity Security of any class from any Interested Person shall require the affirmative vote of the holders of at least seventy-five percent (75%) of the Voting Stock of the Corporation that is not Beneficially Owned by such Interested Person, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or any agreement with any national securities exchange or quotation system, or otherwise. Certain defined terms used in this Article THIRTEENTH are as set forth in paragraph C below.

                  B. When a Vote is Not Required. The provisions of paragraph A of this Article THIRTEENTH shall not be applicable with respect to:

                           (i) any purchase or other acquisition of securities
                  made as part of a tender or exchange offer by the Corporation or a Subsidiary of the Corporation to purchase securities of the same class made on the same terms to all holders of such securities and complying with the applicable requirements of the Exchange Act and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations);

                           (ii) any purchase or acquisition made pursuant to an
                  open market purchase program approved by a majority of the Board of Directors, including a majority of the Continuing Directors; or

                           (iii) any purchase or acquisition which is approved
                  by a majority of the Board of Directors, including a majority of the Continuing Directors, and which is made at no more than the Market Price, on the date that the understanding between the Corporation and the Interested Person is reached with respect to such purchase (whether or not such purchase is made or a written agreement relating to such purchase is executed on such date), of shares of the class of Equity Security to be purchased.

                  C. Certain Definitions. For the purposes of this Article THIRTEENTH:

                           (i) The term Interested Person shall mean any Person
                  (other than the Corporation, Subsidiaries of the Corporation, pension, profit sharing, employee stock ownership or other employee benefit plans of the Corporation and its Subsidiaries, entities organized or established by the Corporation or any of its Subsidiaries pursuant to the terms of such plans and trustees and fiduciaries with respect to any such plan acting in such capacity) that is the direct or indirect Beneficial Owner of five percent (5%) or more of the Voting Stock of the Corporation, and any Affiliate or Associate of any such person.

                           (ii) The Market Price of shares of a class of Equity
                  Security on any day shall mean the highest sale price of shares of such class of Equity Security on such day, or, if that day is not a trading day, on the trading day immediately preceding such day, on the national securities exchange or the Nasdaq National Market System on which such class of Equity Security is traded.

                           (iii) The term Equity Security shall mean any
                  security described in Section 3(a)(11) of the Exchange Act, as in effect on the date hereof, which is traded on a national securities exchange or the Nasdaq National Market System.

                           (iv) For purposes of this Article THIRTEENTH, all
                  references to the term Related Person in the definition of Continuing Director shall be deemed to refer to the term Interested Person.

                  FOURTEENTH: Limitation of Directors' Liability. A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware Corporation Law is hereafter amended to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware Corporation Law, as so amended.

                  Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                  FIFTEENTH: Amendment of Bylaws. The Bylaws of the Corporation may be adopted, amended or repealed by the affirmative vote of the holders of shares entitling such holders to cast at least seventy-five percent (75%) of the total votes eligible to be cast at a meeting duly called and held, or by a resolution adopted by the Board of Directors, including a majority of the Continuing Directors.

                  SIXTEENTH: Amendment of Certificate. The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute. Notwithstanding the foregoing, (i) the vote of holders of ninety percent (90%) of the shares eligible to be cast at a meeting duly called and held shall be required to amend or repeal paragraph A of Article TENTH or adopt provisions inconsistent therewith; (ii) the vote of holders of at least seventy-five percent (75%) of the Voting Stock of the Corporation that is not Beneficially Owned by a Related Person shall be required to amend, repeal, or adopt any provision inconsistent with any other paragraph of Article TENTH of this Certificate of Incorporation; (iii) the affirmative vote of the holders of shares entitling such holders to cast at least seventy-five percent (75%) (or such greater proportion as may otherwise be required pursuant to any specific provision of this Certificate of Incorporation) of the total votes eligible to be cast at a meeting duly called and held shall be required to amend, repeal, or adopt Articles or any provisions inconsistent with Articles FIFTH through SIXTEENTH of this Certificate of Incorporation and (iv) the vote of holders of at least seventy-five percent (75%) of the Voting Stock of the Corporation that is not Beneficially Owned by an Interested Person shall also be required to amend, repeal, or adopt any provision inconsistent with Article THIRTEENTH of this Certificate of Incorporation.

                  SEVENTEENTH: A. Savings Clause. In the event any provision (or portion thereof) of this Certificate of Incorporation shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Certificate of Incorporation shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of this Corporation and its stockholders that each such remaining provision (or portion thereof) of this Certificate of Incorporation remain, to the fullest extent permitted by law, applicable and enforceable as to all stockholders notwithstanding any such finding.

                  B. Non-enforceability of Provisions if Would Cause Delisting. No provision (or portion thereof) of this Certificate of Incorporation shall be enforceable in a manner which would have the effect of nullifying, restricting or disparately reducing the per share voting rights of holders of an outstanding class or series of common stock of the Corporation if (i) the Board of Directors receives a written opinion of counsel, who shall be selected by a majority of the Continuing Directors, that the manner of enforcing such provision (or portion thereof), in the particular case, would prevent the continuance of (A) listing of the common stock of the Corporation on each national securities exchange on which the common stock is then listed and (B) quotation and/or transaction reporting of the common stock of the Corporation through each interdealer quotation system of a national securities association on which the common stock is then authorized for quotation or transaction reporting, (ii) a majority of the Continuing Directors determines that the delisting of the common stock from each such exchange and the removal of the common stock from eligibility for inclusion on each such interdealer quotation system is likely to have a material adverse effect on the market for the common stock, and (iii) a certificate, signed by a majority of the Continuing Directors, certifying that the conditions of clauses (i) and (ii) have been satisfied is filed with the Secretary of the Corporation. If such a certificate has been so filed, a copy thereof shall be made available to each stockholder of record of the Corporation who delivers a written request therefor to the Secretary of the Corporation. The first sentence of this paragraph notwithstanding, the provisions of this Certificate of Incorporation shall remain applicable and enforceable as to all stockholders in any manner which, in the written opinion of counsel selected by a majority of the Continuing Directors, would not prevent the continued listing of common stock of the Corporation on any national securities exchange on which the common stock is then listed or quotation and/or transaction reporting of the common stock of the Corporation through any interdealer quotation system of a national securities association on which the common stock is then authorized for quotation or transaction reporting.

         4. This Second Restated Certificate of Incorporation was duly adopted by a vote of the stockholders in accordance with

Sections 242 and 245 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, Charter One Financial, Inc. has caused this Second Restated Certificate of Incorporation to be signed by Charles John Koch, its Chairman of the Board, President and Chief Executive Officer, and attested by Robert J. Vana, its Chief Corporate Counsel and Corporate Secretary, this 30th day of October, 1995.

                                            CHARTER ONE FINANCIAL, INC.



                                            By: /S/CHARLES JOHN KOCH
                                              -------------------------------
                                              Charles John Koch
                                              Chairman of the Board,
                                              President and Chief
                                              Executive Officer

ATTEST:

By: /S/ROBERT J. VANA
  ----------------------------
  Robert J. Vana
  Chief Corporate Counsel and
  Corporate Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                  SECOND RESTATED CERTIFICATE OF INCORPORATION

         Charter One Financial, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted resolutions proposing and declaring advisable the following amendment to the Second Restated Certificate of Incorporation of said corporation:

                  SEVENTH: A. Board of Directors. The business and affairs of the Corporation shall be under the direction of a board of directors (the "Board of Directors"), except as provided in this Second Restated Certificate of Incorporation or in the Bylaws. The number of directors shall be determined pursuant to the Corporation's Bylaws, as may be amended from time to time.

         SECOND: That the stockholders approved said amendment at the Special Meeting of Stockholders of Charter One Financial, Inc., held on October 3, 1997, by the requisite votes of the outstanding shares of common stock, pursuant to notice given in accordance with the provisions of Section 222 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 222 and 242 of the General Corporation Law of the State of Delaware.

\
         IN WITNESS WHEREOF, Charter One Financial, Inc. has caused this certificate to be signed by Charles J. Koch, its Chairman of the Board, President and Chief Executive Officer, and attested by Robert J. Vana, its Chief Corporate Counsel and Corporate Secretary, this 30th day of September, 1997.

                                     CHARTER ONE FINANCIAL, INC.




                                      By: /S/CHARLES J. KOCH
                                          ------------------
                                          Charles J. Koch
                                          Chairman of the Board, President and
                                          Chief Executive Officer

ATTEST:

By: /S/ROBERT J. VANA
    -----------------
    Robert J. Vana
    Chief Corporate Counsel and
     Corporate Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                  SECOND RESTATED CERTIFICATE OF INCORPORATION

         Charter One Financial, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted resolutions proposing and declaring advisable the following amendment to the Second Restated Certificate of Incorporation of said corporation:

                  FOURTH: A. Authorized Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is three hundred eighty million (380,000,000), of which three hundred sixty million (360,000,000) shall be common stock, par value $.01 per share, and twenty million (20,000,000) shall be preferred stock, par value $.01 per share. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of a majority of the stock of the Corporation entitled to vote generally in the election of directors without a vote of holders of preferred stock as a class, except to the extent that any such vote may be required by any resolution providing for the issuance of series of preferred stock.

         SECOND: That the stockholders approved said amendment at the Special Meeting of Stockholders of Charter One Financial, Inc., held on November 13, 1998, by the requisite votes of the outstanding shares of common stock, pursuant to notice given in accordance with the provisions of Section 222 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Sections 222 and 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, Charter One Financial, Inc. has caused this certificate to be signed by Charles J. Koch, its Chairman of the Board, President and Chief Executive Officer, and attested to by Robert J. Vana, its Chief Corporate Counsel and Corporate Secretary, this 24th day of November, 1998.

                                     CHARTER ONE FINANCIAL, INC.

                                     By: /S/ CHARLES J. KOCH
                                         ------------------------------------
                                         Charles J. Koch
                                         Chairman of the Board, President and
                                          Chief Executive Officer

ATTEST:

By: /S/ ROBERT J. VANA
    ----------------------------------------
    Robert J. Vana, Senior Vice President,
    Chief Corporate Counsel and
     Corporate Secretary

                                     AMENDED

              CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF
                     SERIES A PARTICIPATING PREFERRED STOCK

                                       OF

                           CHARTER ONE FINANCIAL, INC.

             PURSUANT TO SECTION 151 OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE

         We, Charles John Koch, Chairman, President and Chief Executive Officer, and Robert J. Vana, Chief Corporate Counsel and Secretary, of Charter One Financial, Inc., a corporation organized and existing under the Delaware General Corporation Law (the "Corporation"), in accordance with the provisions of
Section 103 thereof, DO HEREBY CERTIFY:

         That pursuant to the authority conferred upon the Board of Directors of the Corporation in accordance with the Corporation's Certificate of Incorporation, as amended to date (the "Certificate of Incorporation"), the Board of Directors on November 20, 1989 adopted a resolution creating a series of shares of preferred stock, par value $0.01 per share, designated as the Series A Participating Preferred Stock (no shares of which have been issued as of October 20, 1999); that the Corporation filed such designation with the Secretary of State of the State of Delaware on February 7, 1990; and that the Board of Directors on October 20, 1999 adopted the following resolutions to amend and restate the terms of such Preferred Stock:

         RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of the Certificate of Incorporation and the Delaware General Corporation Law, the Series A Participating Preferred Stock heretofore created be, and that the designation and amount thereof and the powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof hereby are amended and restated as follows:

         Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Participating Preferred Stock," which shall have par value $0.01 per share, and the number of shares constituting such series shall be 3,400,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Participating Preferred Stock to a number less than the number of shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation convertible into Series A Participating Preferred Stock.

         Section 2.  DIVIDENDS AND DISTRIBUTIONS.

         (A) Subject to the prior and superior rights of the holders of any shares of any series of preferred stock ranking prior and superior to the shares of Series A Participating Preferred Stock with respect to dividends, the holders of shares of Series A Participating Preferred Stock in preference to the holders of shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Corporation and any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first business day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Participating Preferred Stock in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00, or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Participating Preferred Stock. In the event the Corporation shall at any time after October 20, 1999 (i) declare any dividend on the Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) The Corporation shall declare a dividend or distribution on the Series A Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

         (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Participating Preferred Stock unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

         Section 3. VOTING RIGHTS. The holders of shares of Series A Participating Preferred Stock shall have the following voting rights:

         (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after October 20, 1999 declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) Except as otherwise provided herein or by law, the holders of shares of Series A Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

         (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         Section 4.  CERTAIN RESTRICTIONS.

         (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

         (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock;

         (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Preferred Stock, except dividends paid ratably on the Series A Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

         (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Participating Preferred Stock; or

         (iv) purchase or otherwise acquire for consideration any shares of Series A Participating Preferred Stock or any shares of stock ranking on a parity with the Series A Participating Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up) except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. REACQUIRED SHARES. Any shares of Series A Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

         Section 6. LIQUIDATION, DISSOLUTION OR WINDING UP. (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Participating Preferred Stock shall have received $1.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Participating Preferred Stock and Common Stock, respectively, holders of Series A Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

         (B) In the event there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Participating Preferred Stock then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

         (C) In the event the Corporation shall at any time after October 20, 1999 (i) declare any dividend on Common Stock payable in shares of Common Stock,
(ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 7. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after October 20, 1999
(i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

         Section 8. REDEMPTION. The shares of Series A Participating Preferred Stock shall not be redeemable. The preceding sentence shall not limit the ability of the Corporation to purchase or otherwise deal in such shares of stock to the extent permitted by law.

         Section 9. RANKING. The Series A Participating Preferred Stock shall rank junior to all other series of the Corporation's preferred stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation, unless the terms of any such series shall provide otherwise.

         Section 10. AMENDMENT. The Certificate of Incorporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Participating Preferred Stock voting separately as a class.

         Section 11. FRACTIONAL SHARES. Series A Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Participating Preferred Stock.

         RESOLVED FURTHER, that the proper officers of the Corporation be, and each of them hereby is, authorized to execute an Amended Certificate of Designation, Preferences and Rights with respect to the Series A Participating Preferred Stock pursuant to Section 151 of the Delaware General Corporation Law and to take all appropriate action to cause such Certificate to become effective, including, but not limited to, the filing and recording of such Certificate with and/or by the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 26th day of October, 1999.
                                        /s/ Charles John Koch
                                        ------------------------------
                                        Charles John Koch
                                        Chairman, President and Chief
                                         Executive Officer

Attest:

/s/ Robert J. Vana
--------------------------------
Robert J. Vana
Chief Corporate Counsel and
 Secretary